Exhibit 99.6

ENVIRONMENTAL SITE ASSESSMENT PHASE I

ARCOTRONICS ITALIA SpA
Via Savena n. 3
MONGHIDORO (BO)
ITALY

JULY 2007

ECOMAG for BLUE SKYE

ECOMAG Srl
Direzione Generale	Sede Legale
Centro Direzione Colleoni	VialeVittorioVeneto, 4
Palazzo Cassiopea 3	20124 Milano - Italy
20041 Agrate Brianza Ml - Italy	Capitale Sociale € 10.400.00 i.v.
Tel. +39 039 6423.1	R.E.A. Milano 1591447
Fax +39 039 6892060	C.F. / Reg. Imprese / P. IVA 12811050157
info@ecomag-aa.it

Agrate Brianza,	July 2007
Project n°	874

Messrs BLUE SKYE S.A.R.L. 26, Rue Philippe II L-2340 LUSSEMBURGO

For the Attention of: Mr Gianluca D’avanzo

OBJECT:	Environmental site assessment phase 1 of the ARCOTRONICS industrial site located in Monghidoro (Bo), Italy.

Dear Sirs,

In compliance with Your request, Ecomag, environmental, security and work health company of American Appraisal group, carried out an environmental site assessment phase I.

[STAMP]

INDEX

1 EXECUTIVE SUMMARY	3

2 ENVIRONMENTAL ANALYSIS	4

3 DESCRIPTION	12

4 DOCUMENTS	16

5 OBJECTIVES AND LIMITING CONDITIONS	17

6 GENERAL SERVICE CONDITIONS	18

7 CLOSING REMARKS	21

874 – Ecomag for Blue Skye-
July 2007 – Final Report

Project Data

Proj. N.:	874

Prj Manager:	Chiara Faggioni

Site Visit Technicians:	Chiara Faggioni	Ecomag’s party

Site Visit Date:	11th July 2007

Reference persons:	Mr Zucchi Mr Ventura	Arcotronics’s party

Building data

Country:	Italy

District:	Bologna

City:	Monghidoro

Address:	Via Savena, 3

Main Use:	Capacitors production

Building typology:	Entire building	Bdg. N. 2

Gross Area (SLP):	24,000	sqm

Owner:	Arcotronics Spa

1 EXECUTIVE SUMMARY

In the next table all costs necessary to achieve the compliance judgement have been identified and subdivided in relation with the following different activities:

•                            Documents tracing;

•                            Technical check / In depth analysis;

•                            Physical adjustment / Management activity.

For each activity, identified costs have been classified as “sure” and/or “potential”:

•                            Sure costs: related to activities considered to be necessarily carried out. In this case costs have been subdivided into short, medium or long term, according to the urgency of the quoted activity;

•                            Potential costs: related to activities which could be necessary on the basis of the results coming from the quoted “sure” activity.

ENVIRONMENTAL SITE ASSESSMENT PHASE I

EXECUTIVE SUMMARY

COUNTRY	ITALY
TOWN	MONGHIDORO
ADDRESS	VIA SAVENA 3

[Illegible]

2 ENVIRONMENTAL ANALYSIS

•          WATER: COMPLIANT

Water supply

Water supply for sanitary fixtures is granted through drawing from the city supply system. According to the data received during the site inspection, about 2,500 mc per year are used in the two buildings to satisfy fire protection, canteen and sanitary needs.

No well is used to draw groundwater.

Wastewaters

No water is used by the production cycle, therefore no industrial wastewater is produced within the site.

Wastewaters are similar to domestics ones and are discharged within the public sewer system; they are consisting of toilets and of the canteen discharges.

According to the available documents, the discharge authorization into the city sewer system was granted in January 23rd 2002 (n. 392). Arcotronics sent a statement to the city of Monghidoro, attesting that no changes took place regarding the quality and the quantity of the discharged wastewaters from 2002 to 2007. The statement is stamped by the city of Monghidoro for approval.

We point out that plans regarding the water supply and the wastewater sewer nets are available.

Adjustments

None

•          AIR EMISSIONS: COMPLIANT

Heating system

Two natural gas boilers grant the heating of the two buildings; a further boiler is present to produce warm water during the summer season.

One of the boilers was produced in 1990 and then installed in Monghidoro in 1995, the other two boilers date back to 1995. They are respectively characterized by rated output of 407KW, 697.7KW and 697.7KW.

Combustion efficiency and fumes tests were carried out in February 17th and December 29th 2006. Fumes test for the year 2007 have not been carried out yet.

Boilers

Other air emissions

The following four air emissions point have been authorized by Provincia di Bologna in 1995 (transfer of the previous authorization from the site of Via Gramsci 1-7 and Via Rimembranze n. 61 to the current property):

Emission	Activity	Length	Checked substance	Limit
E1	Centralized suction system by the production hall	24 h/day	Volatile Organic Compound	5 mg/Nm3
n. 2	Sprinkling	24 h/day	Dust	5 mg/Nm3
n. 3	Sprinkling	24 h/day	Dust	5 mg/Nm3
n. 4	Unwrapping	24 h/day	Dust	1 mg/ Nm3

Dust suction system

In compliance with the quoted authorization, the register of air emissions measured values is regularly filled in. Measurements are carried out every six months.

Adjustments

It is necessary to verify that combustion efficiency and fumes tests are correctly carried out before the end of 2007, in accordance with DPR 412/1993 and D.Lgs. 152/2006.

•          SOIL AND SUBSOIL: COMPLIANT

The subject property is located within the territorial section of Monghidoro ‘s Formation, belonging to the geological Sambro ‘s group and mainly consisting of clays and marlstones.

According to the geological report, elaborated by GEIMCO, by the subject property two different units were identified through the mechanical boreholes carried out in 1994:

•                            unit 1: thickness between 2 and 4m - vegetable layer and altered soil

•                            unit 2: thickness between 2 and 4m - turfy, arenaceous and marly subsoil.

The site belongs to the hydrographical basin of the river Rio Boschetto; the whole area is characterized by ditches and streams which collect rainwater to the Rio Boschetto.

Groundwater direction is approximately bound from NW to SE; the superficial groundwater table is very close to the ground level.

Past contamination

The area is mainly characterized by the presence of green areas, field and woodlands. The site was raw land before 1995, when the first building was realized. A past contamination is almost unlikely.

Underground storage tanks

Not present.

The heating room has been always connected to the natural gas system and no other underground storage tank is used within the site.

According to the information received, in the past, washing waters were treated within a cement tank located near the production building, but this activity is no more carried on.

Other potential soil contamination sources

Raw materials are mainly consisting of metals (tin, zinc) and metallized films. Dangerous substances used within the site are mainly consisting of solvents, diluents, resins, alcohols. Small quantities of inks are used to stamp the capacitors. Raw materials and wastes are stored in dedicated spaces both in closed rooms and outside.

We point out the presence of tins and containers (both raw materials and wastes), not protected by safety basins and not covered, in different areas of the factory. Even if the pavement is consisting of asphalt, the management of such tins and containers should be improved.

Tins and containers in the courtyard

Tins and containers in the courtyard

Adjustments

We suggest identifying proper storage areas, subdividing clearly the space between raw materials and wastes; the storage areas should be supplied with waterproof basin and covering, in order to avoid rainwater washing away.

•          WASTES: COMPLIANT

Following special and dangerous substances are produced:

Waste code	Waste typology
070204	Other organic solvents
130308	Insulating synthetic oils
080409	Bonding agents and waterproofing rests, which contain solvents
140603	Other solvents and solvent mixtures
150110	Packaging, containing dangerous residuals

About packaging, following quantities were produced in 2006:

•                            Paper and cardboards: 84 Kg

•                            Wood: 82 Kg

•                            Plastics: 42,5 Kg

In relation with transport and final receivers, available documents show that wastes are managed in compliance with Italian regulations. The “physical” management within the site (storage waiting for removal and disposal) should be improved as described in the paragraph about “soil and subsoil”.

Adjustments

None

ASBESTOS CONTAINING MATERIALS: COMPLIANT

On account of the buildings construction year, the presence of asbestos containing materials is almost unlikely.

The gasket of the boiler produced in 1995 appears to consist of vitreous fibres, according to its macroscopic characteristics.

Adjustments

None

MAN MADE VITREOUS FIBRES: NOT DEFINABLE

Following materials contain man made vitreous fibres, which could be dangerous (breathable), according to Italian regulations C.M. n. 4 of March 15th 2000:

• Insulation of the heating pipelines within the heating room. Fibres are contained by a plastic covering, which avoids any scattering

• false ceiling panels in the offices

At present there are not currently regulations prescribing how man made vitreous fibres should be treated. In accordance with the D.M. of 1 September 1998 and the D.M. of 2 February 1999, the fibres are classified as carcinogenic materials of second or third class, according to the alkaline and alkaline-earth oxide content.

The risk sentences to be applied are the following:

•                            “R38 – irritant for the skin”;

•                            “R40 – it could have irreversible effects”.

For this reason, in the case of direct work on this materials (for example, maintenance work on the false-ceiling panels) the Circ. Min. n. 4 of 15/03/2000 recommends:

•                            avoiding exposition and obtaining special instruction before use;

•                            using protective equipment and gloves.

Adjustments

Italian regulations do not provide for any actions on man made vitreous fibres, even on those ones defined as dangerous according to CM n. 4 of March 15th 2000.

We suggest to carry out an environmental site assessment of phase II through sampling and lab analysis, in order to verify the fibres riskiness, in particular in case of extraordinary maintenance activities on them.

•          PBC/PCT CONTAINING EQUIPMENTS: COMPLIANT

Not present.

A transformers room is present containing two transformers installed in 1995 and insulated with epoxy resin..

Transformer

Adjustments

None

•          OZONE DEPLETING SUBSTANCES: COMPLIANT

Different refreshing systems are present within the site:

•                            2 split units used by the transformers room, using coolant R407

•                            2 refreshing systems used by the air compressors room, the first one using coolant R407 (6,8kg) and the second one R22 (10kg)

•                            2 refreshing systems used to refresh the production building

Split units

Refreshing systems

Adjustments

It is necessary to provide for the refreshing systems booklet. In fact, according to DPR 147/2006, it is necessary to work out a register for each plant containing more than 3Kg of ozone depleting gas, recording the annual test on coolant leaks. The compliance is subject to draw up the refreshing systems booklet and to carry out a periodical control of gas leakages.

We point out that the use of the gas R22 is currently permitted until 2015. It is not possible to evaluate today the cost of the gas disposal and replace in 8 years.

•          NOISE EMISSIONS: COMPLIANT

The site is located within an area characterized by acoustic class VI, according to articles 2 and 6 of DPCM March 1st 1991. Noise emissions limits for this class are 70dB both during days and nights.

The site borders with an other industrial area, with the town road network and with green areas and fields, scarcely peopled.

All activities and processes take place within the building, with exception of air emission treatment systems and charge and discharge. This last activity is carried out during the day and we believe it does not increase significantly the traffic in the area. No complaints by neighbours are known.

We point out that within the authorization, pertinent to air emissions and issued by Provincia di Bologna in 1995, one of the bond was the realization of an acoustic survey in at least three points (south side: possible receiver the up-built area of Monghidoro, east side: possible receiver the resort of “Castelletti”, west side: possible receiver the resort of “Case di Tonesca”). No documents are available about the quoted requirement.

Adjustments

In order to fulfil all requirements by competent authorities, we suggest carrying out an acoustic survey in the three indicated points.

3 DESCRIPTION

3.1 Zoning

The subject property is located in the municipality of Monghidoro, in the western zone called Castelletti, in via Savena. This is a hilly zone mainly woodlands, characterized by the presence of buildings mainly intended for agricultural and residential use.

Monghidoro has a total population of 4.000 inhabitants, it is located about 55 Km on South of Bologna, along the state road n° 65 della Futa, connecting Bologna and Firenze.

The city is served by the suburban public bus line connecting the town with the neighbouring towns, there are no railway lines, the nearest airport is in Bologna, locate about 40 km away from the town.

The average altitude of the area is 841 metres on the sea level, the altitude range is 347 - 1.229 metres, the town is mainly developed in the historical centre and along the main roads (that are mainly flat). The subject property is the most important industrial site of the neighbourhood; it is located in an area mainly intended for agricultural use. The productive activities consist of small family business.

The surrounding area is mainly intended for agricultural use, despite some lots of land were developed by the municipal administration, that carried out the connection to the sewer system, electric system and natural gas, there is a public parking; a bus stop, in order to favour the settlement of productive activities.

Zoning:

According to available information, the site is not subject to any historical, landscape or architectonical bonds.

The site belongs to the sheet n. 237162 of the Regional Technical Map (1:5,000) and is placed among the following resorts: Case di Tonesca, I Castelletti and C. Scala.

3.2 Site description

The land surface has an extension of about 24,000 sqm, while the covered surface extends for about 6,600 sqm; roads and paved zones corresponds to about 11,000 sqm.

The property is consisting of two main buildings: the oldest one was realized around 1995 and houses the production processes, while the second one was built in 2002 and is used as storage. There is also an external lot intended for parking use. The lot of land were the subject property is located is partly owned by the municipality (handed over in diritto di superficie - right of use).

The building intended for productive use presents an irregularly shaped plan, the load bearing structure is made of reinforced concrete, there is saw-tooth roof. There a two floors, the ground floor and a basement. On the ground floor (4.80 metres) there is the production area, the offices, the canteen, the infirmary, the toilets and the dressing room. In the basement (4.00 metres), there are other rooms: technical rooms, workshops and storages. The partition walls are made of glass and aluminium in the production area and there are plastered and painted, there is gres paving and plasterboard false ceilings.

The building intended for storage use consists of a single room, the load bearing structure is made of prefabricated reinforced concrete.

The lot of land where the subject building is located is not flat. The entire lot is fenced and there are 140 parking lots.

There are also two buildings made of reinforced concrete and hosting the technical rooms.

Entrance

Parking area

Outside view

3.3 Site history

According to data received during the site inspection, the building where the production takes place was realized in 1995 (Building permit n. 48/1995), while the storage building was realized in 2002 (town favourable advice of December 19th 2001).

4 DOCUMENTS

All the analysed documents have been listed in the next table.

ENVIRONMENTAL DOCUMENTS

TOWN	Monghidoro	DISTR.	BO
ADRESS	Via Savena, 3

ENVIRONMENTAL

Date	Type of document	Object	Attachment	Notes
07/19/2002	Building permit	Permit to build the storage warehouse	—	—
07/19/2002	Technical report	Technical report about the project of the storage warehouse	—	—
“	Cadastral plan	Cadastral plan	—	—
05/30/2002	Certificate	Town planning certificate	—	—
09/20/1994	Technical report	Geological and geotecnical report	—	Issued by GEIMCO
06/05/2007	Statement	Statement about the quality and quantity of produced wastewaters, submitted to the City of Monghidoro	—	Stamped for approval by the City of Monghidoro
“	Plan	Water supply and wastewaters net plans	—	—
09/20/1995	Authorization	Air emissions authorization, issued by Provincia di Bologna	—	authorized 4 emission points
12/31/2006	Statement	MUD - Modello Unico di Dichiarazione Single Declaration Form	—	Declaration about wastes produced in 2006

5 OBJECTIVES AND LIMITING CONDITIONS

5.1 Objectives of the analysis

Phase I Environmental Due Diligence: inspections and document analyses are carried out in order to verify that present and past activities comply with regulation and also in order to assess their possible environmental impact or contamination, without the execution of sampling, laboratory analysis, or technical tests.

During the inspection, analyses of the following were carried out:

•                            Sources of water supply;

•                            Water collection and draining system;

•                            Atmospheric emissions and the management thereof;

•                            Storage and management of special and hazardous waste materials;

•                            Potential sources of contamination of the soil and subsoil;

•                            Materials potentially containing asbestos (ACM) and the management thereof;

•                            Materials containing artificial vitreous fibers;

•                            Systems and equipment that may contain PCB/PCT synthetic oil;

•                            Materials hazardous to the ozone layer;

•                            Presence of noise emissions

5.2 Limits of the analysis

ECOMAG has chosen adequate levels and methods of analysis in order to determine the state of the property subject to inspection, with particular attention being paid to environmental liabilities.

All activities deemed appropriate and necessary for the specific circumstances of the analysis have been carried out.

The analysis is based on observing the site, analysing documents available on site or in the data room, and on information obtained from the competent authorities.

During the course of the analysis, any documents obtained that were different from those provided by the Client were not examined.

During the course of the environmental analysis, samples or analyses of materials, soil, and water were not carried out.

Therefore the possibility of additional liabilities that cannot be verified through a visual inspection or through a document analysis should not be excluded.

In cases where the documentation is not considered to be consistent with the dimensions of the property, with the activities carried out, and with the documentation required, in-depth studies aimed at keeping the property in compliance with the applicable regulations are recommended in the Conclusions.

Estimates were not obtained in order to determine the total costs of the works recommended and the costs applied are average values that have been estimated based on our experience with the type of work required.

It is the opinion of ECOMAG that the present or potential liabilities are those outlined in this report and in the relative attachments. However, it is not possible to completely exclude the presence of additional non-compliant situations in certain areas, in addition to those presented.

6 GENERAL SERVICE CONDITIONS

6.1 Agreement

The Contract governing this engagement, including these General Service Conditions, represents the entire agreement between ECOMAG and the Client. It supersedes any prior oral or written agreement and may not be altered except by the mutual agreements of all parties thereto.

6.2 Non transferability of Contract and Credit

None of the Parties can transfer the contract to Third Parties, either in whole or in part, without prior written agreement of the other Party, as provided for by art. 1406 c.c, except in the case of conveyance of the firm.

The Client may not delegate Third Parties to make the whole payment of the compensation in favour of ECOMAG, without the written agreement of ECOMAG.

The results of the analysis may be used exclusively by the Client. Only the signed Client may rely on the results of the analysis carried out by ECOMAG.

6.3 Communication

Both parties have the right to communicate information by means of electronic media including e-mail and faxes unless such communication forms are expressly prohibited in the Contract. The Client is expected to communicate and to give information to the Client Service Team assigned by ECOMAG to this engagement. The Client shall not assume nor enlist the Client Service Team assigned by ECOMAG to any work contemplated by the Contract to have knowledge of information provided to others not part of the team.

6.4 Contingent Fees

ECOMAG’s compensation is not contingent in any way upon its opinion or conclusions or upon any subsequent event directly related to those opinions or conclusions.

The Client shall pay ECOMAG’s invoices in accordance with their stated terms.

6.5 Confidentiality

ECOMAG is obligated to maintain the confidentiality of the Client’s confidential information with the same degree of care that ECOMAG uses to keep its own materials confidential and shall not disclose it to anyone or use it for any purpose whatsoever other than the Client’s engagement except in the event that ECOMAG is legally compelled to disclose such information. Should this situation arise, ECOMAG shall provide the Client with prompt written notice so that the Client may seek a protective remedy, if available.

ECOMAG is obligated to comply with the regulations included in the new code with regards to the protection of personal information (Legislative Decree n. 196 dated 30 June 2003).

ECOMAG shall have the right to provide access to work files as required to comply with any quality or compliance audits administered by any necessary accreditation or standards organization with which its employees are associated. Any such access shall continue to be subject to the same confidence by both ECOMAG and the applicable organization.

Information shall not be treated as confidential if:

i)                            It is now or later becomes available to the public;

ii)                         At the time of disclosure to ECOMAG, the information was already in its possession;

iii)                      The information was obtained from a Third Party under no obligation of confidentiality to the Client.

ECOMAG shall have the right to include the Client’s name in its client list.

Possession of this report or any copy thereof does not carry with it the right of publication. No portion of this report shall be disseminated to Third Parties through prospectus, advertising, public relations, news, or any other means of communication without the written consent and approval of ECOMAG.

6.6 Force Majeure

Neither the Client nor ECOMAG shall be liable for delays or for failures to perform according to the terms of the Contract due to circumstances that are beyond their individual control.

6.7 Governing Law, Jurisdiction and Venue

This Contract shall be governed exclusively by the Italian Law.

Any disputes regarding these agreements will be handled exclusively by the Italian Judge and will fall within the territorial jurisdiction of the Court of Milan.

6.8 Indemnification

The Client shall indemnify and compensate ECOMAG for any and all losses, claims, actions, damages, expenses, or liabilities, including reasonable attorney fees, to which ECOMAG may become subjected in connection with this engagement, except for those judicially determined to have resulted from the negligence or intentional misconduct of ECOMAG.

ECOMAG shall indemnify and compensate the Client for any and all losses, claims, or expenses for bodily injury or property damage, in proportion to that which is caused by ECOMAG personnel or representatives during the performance of the engagement, except to the extent of the Client’s negligence.

ECOMAG’s liability to the Client shall in no event exceed the fees it receives as a result of the engagement, except to the extent determined to have resulted from the negligence or intentional misconduct of ECOMAG.

While on the Client’s premises, the personnel assigned by ECOMAG to any work contemplated by the Contract shall comply with all posted safety instructions or safety procedures requested by the Client.

6.9 Independent Contractors

ECOMAG and the Client shall operate as independent contractors with respect to each other. ECOMAG reserves the right to use subcontractors in executing the engagement. ECOMAG is an equal opportunity employer.

6.10 Matters Legal in Nature

ECOMAG has not carried out any investigation regarding the title of or any liabilities against the property appraised, nor has any examination been executed regarding cadastral, zoning, building, system, environmental, or safety characteristics though the analysis of documentation other than that supplied by the Client. ECOMAG has not obtained information and/or documents from public bodies, technical offices, or document archives, unless otherwise specified in the contract. Unless otherwise stated in the contract, ECOMAG has assumed that the owner’s claim is valid, the property rights are exercisable and transferable, and that there are no encumbrances that cannot be cleared through normal processes.

6.11 Reliance on Information Provided by the Client

ECOMAG is entitled to rely without independent verification on the accuracy and completeness of all of the information provided by the Client or its advisors upon which ECOMAG will base its conclusions, or which is simply cited in the report.

Although obtained from sources believed to be reliable, ECOMAG does not make any guarantee nor assume any responsibility regarding the truth or accuracy of any data, opinions, or estimates provided by others, unless the verification of such information is expressly stated.

6.12 Retention

Unless stipulated to the contrary in this proposal or in a subsequent written agreement, ECOMAG retains all files, documents, work papers, and other results, acquired during the course of the engagement as its property. Such materials will be retained for a maximum period of 5 years.

6.13 Standard of Performance

ECOMAG shall carry out the engagement in accordance with applicable professional standards. However, professional services usually involve judgements made in uncertain environments and based on an analysis of data that may be unverified or subject to change over time.

6.14 Limits of the Engagement

ECOMAG is only obligated to observe the conditions and speculations of the Contract regarding services specifically identified in the Contract itself and in any subsequent written agreements related to the adjustment of such services. Therefore this engagement is not applicable to any services that are not correlated, nor does it include the responsibility to update any work carried out once it has been completed.

Furthermore, ECOMAG reserves the right to refuse the provision of any additional services in any situation where it is deemed that such services may create a real or perceived conflict of interest, or in any situation where such activity may be illegal or in violation of applicable regulations or professional standards.

Should you find the parameters outlined above acceptable, we request that you send us a copy of the enclosed letter of acceptance dutifully filled out in its entirety and signed in accordance with art. 1341 and 1342 c.c.

7    CLOSING REMARKS

The present work was managed by Claudia Soravia under the check of Chiara Faggioni and performed by ECOMAG staff:

•                            Mr Ermanno Pievani

•                            Mrs Chiara Faggioni

•                            Mrs Claudia Soravia

•                            Mr Paolo Foi

•                            Mr Michelangelo Longo

ECOMAG has carried out the present engagement as an environmental consultant, and is certain that the information contained in this report is in live with the expectations of any future beneficiaries.

For any clarifications or additional information, we ask that you please feel free to contact ECOMAG at your convenience.

Best Regards,

Agrate Brianza

ECOMAG – Environmental Management

/s/ Ermanno Pievani	/s/ Chiara Faggioni
Ermanno Pievani	Chiara Faggioni
Technical Manager	Engagement Manager